UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017 (November 1, 2017)

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 41st Floor New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 – Entry into a Material Definitive Agreement

On November 2, 2017, Owl Rock Capital Corporation (the “Company”) entered into a first amendment to the revolving credit agreement (the “Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”) as administrative agent (the “Administrative Agent”), letter of credit issuer and a lender, and the other lenders party thereto, which Amendment amends the Company’s subscription credit facility, dated August 1, 2016 (the “Facility”).  The Amendment, among other things: (i) temporarily increases Wells Fargo’s commitment by $50 million, increasing the aggregate commitments under the Facility from $700 million to $750 million (on January 2, 2018, Wells Fargo’s commitment will automatically reduce by $50 million unless Wells Fargo agrees to continue its increased commitment) and (ii) amends the accordion feature to permit the Company to increase the commitments under the Facility under certain circumstances up to a maximum principal amount of $900 million, if the existing or new lenders agree to commit such further increase.

On November 2, 2017, the Company also entered into an agreement with PNC Bank, National Association (“PNC”), pursuant to which PNC agreed to provide a $100 million commitment through the accordion feature in the Facility, increasing the aggregate commitments under the Facility from $750 million to $850 million (subject to reduction to $800 million in January 2018 (as provided above) unless Wells Fargo agrees to continue its increased commitment).

The foregoing is only a summary of certain provisions of the Facility and is qualified in its entirety by each of the underlying agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and the Facility, filed on August 10, 2016 as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 – Unregistered Sale of Equity Securities.

On November 1, 2017, the Company delivered a capital drawdown notice to its investors relating to the sale of approximately 11,574,073.47 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for an aggregate offering price of $150 million. The sale is expected to close on or around November 15, 2017.

The sale of Common Stock is being made pursuant to subscription agreements entered into by the Company and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 business days’ prior notice to investors.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

November 3, 2017	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer